UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 7, 2017

FIRST HARVEST CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-55120	46-2143018
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5015 W. Nassau Street

Tampa, Florida 33607

(Address of principal executive offices) (zip code)

(877) 749-5909

(Registrant’s telephone number, including area code)

Copy to:

Andrea Cataneo

Sheppard Mullin Richter & Hampton LLP

30 Rockefeller Plaza

New York, New York 10112

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01 Entry into a Material Definitive Agreement

Financing with EMA Financial, LLC

On April 10, 2017, First Harvest Corp. (the “Company”) entered into a Securities Purchase Agreement (“SPA”) with EMA Financial, LLC (“EMA”), wherein the Company issued a convertible promissory note (the “EMA Note”) and warrants to purchase 62,500 shares of the Company’s common stock (“Common Stock”) at an exercise price of $2.00 per share (“Warrants”). The closing occurred on April 10, 2017 (the “Closing Date”), and the Company received $160,250 after paying EMA’s legal, administrative and due diligence fees.

The EMA Note bears interest at 12% per annum. All outstanding principal and accrued interest on the EMA Note is due and payable on the maturity date, which is April 10, 2018 (the “Note Maturity Date”). EMA may extend the Note Maturity Date by providing the Company with written notice at least 5 days before the Note Maturity Date. However, EMA may only extend the Note Maturity Date for up to an additional one-year period. Any amount of principal or interest that is due under the EMA Note, which is not paid by the Note Maturity Date, will bear interest at the rate of 24% per annum until it is paid.

The EMA Note is convertible by EMA into shares of Common Stock at any time on or after 180 days following April 10, 2017 (the “Issue Date”) at the applicable conversion price. The conversion price will be the lower of (i) the closing sale price of the Common Stock on the Principal Market on the trading day immediately preceding the Closing Date and (ii) 60% of the lowest sale price for the Common Stock on the Principal Market during the 25 consecutive trading days immediately preceding the date of conversion (the “Conversion Date”). If the Company fails to register the shares of Common Stock underlying the EMA Note within 180 days of the Issue Date, the conversion price will be permanently reduced to: (i) the closing sale price of the Common Stock on the Principal Market on the trading day immediately preceding the Closing Date and (ii) 40% of the lowest sale price for the Common Stock on the Principal Market during the 25 consecutive trading days immediately preceding the Conversion Date.

EMA does not have the right to convert the Note into Common Stock if such conversion would result in EMA’s beneficial ownership exceeding 4.9% of our outstanding Common Stock at that time. At any time during the period beginning on the Issue Date and ending on the date which is six (6) months following the Issue Date (“Prepayment Termination Date”), the Company shall have the right, exercisable on not less than five trading days prior written notice to EMA, to prepay the outstanding balance on the EMA Note (principal and accrued interest) (the “Prepayment Amount”), in full, at a price of either 135% of the Prepayment Amount if such payment is made between the 91st and 180th day following the Issue Date or at a price of 125% of the Prepayment Amount if such payment is made within 90 days of the Issue Date.

All amounts due under the EMA Note become immediately due and payable by us upon the occurrence of an event of default, including but not limited to (i) our sale of all or substantially all of our assets, (ii) our failure to pay the amounts due at maturity, (iii) our failure to issue shares of Common Stock upon any conversion of the Note, (iv) our breach of the covenants, representations or warranties under the Note, (v) our appointment of a trustee, (vi) a judgment against us in excess of $50,000 (subject to a 20 day cure period), (vii) our liquidation, (viii) the filing of a bankruptcy petition by us or against us, (ix) our failure to remain current in our reporting obligations under the Securities Exchange Act of 1934, (x) the delisting of our Common Stock from the OTCQB or equivalent exchange, (xi) a restatement of our financial statements for any period from two years prior to the Note Issuance Date until the Note has been paid in full, or (xi) our effectuation of a reverse stock split without 10 days prior written notice to EMA. We are required to pay the Default Sum, which is defined in the EMA Note, depending on the event of default that has occurred.

The Company agreed to reserve an initial 1,600,000 shares of Common Stock for conversions under the EMA Note (the “Initial Reserve”), and also agreed to adjust the Initial Reserve to ensure that it always equals at least ten times the total number of Common Stock that is actually issuable if the entire Note is converted.

EMA’s rights under the EMA Note will generally remain protected, and our obligations under the Note will be assumed by any successor or acquiring entity if applicable, if we effectuate a merger, consolidation, exchange of shares, recapitalization, reorganization, or other comparable event in which our outstanding Common Stock changes into a different amount or class, or if we sell or transfer all or substantially all of our assets (each a “Material Event”). We agreed to give at least 15 days prior written notice to EMA before a special meeting of our shareholders regarding a Material Event, or if no meeting is applicable, our closing of the Material Event.

In the event that we issue securities, or rights to purchase securities, on a pro rata basis to our Common Stock shareholders (the “Purchase Rights”), we agreed to calculate EMA’s pro rata portion under the Purchase Rights as if EMA had fully converted the EMA Note immediately before we offered the Purchase Rights.

The Warrants are immediately exercisable. The Warrants are also exercisable on a cashless basis in the event that the shares of Common Stock underlying the Warrants are not registered for resale with the Securities and Exchange Commission (the “SEC”) on an effective registration statement. The exercise price of the Warrants is subject to adjustment for stock dividends and splits, and also subject to dilution protection in the event that the Company issues shares of Common Stock or securities convertible into Common Stock at an effective price per share that is less than the original exercise price of the Warrants.

Pursuant to the SPA, in the event that at any time on or prior to the date which is six months following the Closing Date, the Company desires to borrow funds, raise additional capital and/or issue additional promissory notes, whether convertible into shares of securities of the Company or otherwise (a “Prospective Financing”), EMA shall have the right of first refusal to participate in the Prospective Financing, and the Company shall provide written notice containing the terms of such Prospective Financing to the Purchaser prior to effectuating any such transaction, provided that this right shall not apply to any transaction in which the Company receives more than $250,000 of net proceeds in a single transaction.

The descriptions above of the EMA Note, the SPA and the Warrants do not purport to be complete and are qualified in their entirety by reference to the full text of the EMA Note, SPA and Warrants, which are attached as Exhibits 10.2, 10.1 and 4.1 respectively to this Current Report on Form 8-K, and are incorporated herein by reference.

Financing with Auctus Fund, LLC

On April 7, 2017 the Company issued a convertible promissory note in the original principal amount of $175,000 (the “Auctus Note”) to Auctus Fund, LLC, a Delaware limited liability company (“Auctus”), pursuant to which Auctus funded $160,250 to the Company after the deduction of $14,750 of diligence and legal fees. The Company issued the Auctus Note pursuant to a securities purchase agreement, dated as of April 7, 2017 (the “Auctus SPA”), entered into by the Company and Auctus. Pursuant to the SPA, the Company also issued warrants to Auctus purchase 62,500 shares of Common Stock at an exercise price of $2.00 per share (“Auctus Warrants”). The funding closed on April 11, 2017 (the “Auctus Closing Date”).

The Auctus Note bears interest at the rate of 12% per annum and matures on April 7, 2018 (the “Maturity Date”). Any amount of principal or interest on the Auctus Note which is not paid when due shall bear interest at the rate of twenty-four percent (24%) per annum from the due date thereof until the same is paid (the “Default Interest”). The Company has the right to prepay the Auctus Note with a premium of up to 135% of all amounts owed to Actus, depending upon when the prepayment is effectuated. The Auctus Note may not be prepaid after the 180th day after the issue date.

All principal and accrued interest on the Auctus Note is convertible into shares of the Company’s common stock at the election of Auctus at any time at a conversion price equal to the lesser of (i) a 60% discount to the lesser of the lowest traded price and closing bid price of the Common Stock during the 25 trading days prior to April 7, 2017 and (ii) the Variable Conversion Price (which is defined as 60% of the lesser of the lowest traded price and closing bid price of the common stock during the 25 trading day period prior to conversion). If, at any time when the Auctus Note is issued and outstanding, the Company issues or sells, or is deemed to have issued or sold shares of common stock, except for shares of Common Stock issued directly to vendors or suppliers of the Company in satisfaction of amounts owed to such vendors or suppliers (provided, however, that such vendors or suppliers shall not have an arrangement to transfer, sell or assign such shares of Common Stock prior to the issuance of such shares), for no consideration or for a consideration per share (before deduction of reasonable expenses or commissions or underwriting discounts or allowances in connection therewith) less than the conversion price of the Auctus Note that is then in effect on the date of such issuance of such shares of Common Stock (a “Auctus Dilutive Issuance”), then immediately upon the Auctus Dilutive Issuance, the conversion price of the Auctus Note will be reduced to the amount of the consideration per share received by the Company in such Auctus Dilutive Issuance.

The Company will not conduct any equity financing (including debt with an equity component) (“Future Offerings”) during the period ending twelve (12) months following the Auctus Closing Date, unless it shall have first delivered to Auctus, at least seventy two (72) hours prior to the closing of such Future Offering, written notice describing the proposed Future Offering, including the terms and conditions thereof, and providing Auctus an option during the seventy two (72) hour period following delivery of such notice to purchase the securities being offered in the Future Offering on the same terms as contemplated by such Future Offering.

The Auctus Warrants are immediately exercisable. The Auctus Warrants are also exercisable on a cashless basis in the event that the shares of Common Stock underlying the Auctus Warrants are not registered for resale with SEC on an effective registration statement. The exercise price of the Auctus Warrants is subject to adjustment for stock dividends and splits, and also subject to dilution protection in the event that the Company issues shares of Common Stock or securities convertible into Common Stock at an effective price per share that is less than the original exercise price of the Auctus Warrants.

The foregoing description of the Auctus SPA, the Auctus Note and the Auctus Warrants do not purport to be complete and are qualified in their entirety by reference to the full text of the Auctus SPA, the Auctus Note and the Auctus Warrant, which are attached as Exhibits 10.3, 10.4 and 4.2 respectively to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 2.03 – Creation of a Direct Financial Obligation

The information provided in Item 1.01 is incorporated by reference in this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities

The sales of securities to EMA and Auctus are exempt from registration for the issuances and grant described above pursuant to Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”).

Item 9.01 Financials Statements and Exhibits.

Description

4.1	Warrant issued to EMA Financial, LLC, dated April 10,2017

4.2	Warrant issued to Auctus Fund, LLC Stock, dated April 7,2017

10.1	Securities Purchase Agreement between First Harvest Corp. and EMA Financial, LLC dated April 10, 2017

10.2	12% Convertible Note between First Harvest Corp. and EMA Financial, LLC dated April 10, 2017

10.3	Securities Purchase Agreement between First Harvest Corp. and Auctus Fund, LLC dated April 7, 2017

10.4	12% Convertible Note between First Harvest Corp. and Auctus Fund, LLC dated April 7, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST HARVEST CORP.

Dated: April 14, 2017	By:	/s/ Kevin Patrick Gillespie
Kevin Patrick Gillespie
Chief Executive Officer